                              SECOND AMENDMENT TO
                              EMPLOYMENT CONTRACT

    This Third Amendment to Employment Contract ("Amendment") is made and entered into as of April 15, 1997 and is effective January 1, 1997 by and between SA Telecommunications, Inc., a Delaware corporation with offices at 1600 Promenade Center, 15th Floor, Richardson, Texas 75080 (the "Company") and PAUL
R. MILLER, residing at 3140 Oakview Drive, Hurst, Texas 76054-2028 (the "Executive") and amends that Employment Contract dated as of March 13, 1996 and effective as of January 1, 1996 by and between the Company and the Executive and amended effective January 1, 1997 ("Agreement"). In the event any provision of this Amendment shall conflict with the Agreement, this Amendment shall control. In consideration of the mutual covenants hereinafter set forth and intending to be legally bound, the parties hereby agree as follows:

1. Except as otherwise stated, capitalized terms used herein have the same meaning as set forth in the Agreement.

2. Section 4(a) of the Agreement is hereby deleted in its entirety and the following is added in lieu thereof:

        (a) If the Company, during any fiscal year which ends during the Employment Period, shall have either positive Net Income or positive EBITDA in the amounts set forth below, Executive shall be entitled to cash bonus in an amount equal to the higher of (i) the Consolidated Net Income Calculation as set forth below or (ii) the EBITDA Calculation set forth below.

                             NET INCOME CALCULATION

ANNUAL NET
INCOME LEVEL                            PERCENTAGE TO BE PAID AS BONUS COMPENSATION
---------------------------  -----------------------------------------------------------------
$0-$250,000                  None

$250,001 to $500,000         1% of net income up to and including $500,000

$500,001-$1,200,000          2% of net income from $500,001 up to and including $1,200,000

$1,200,001 and above         5% of net income above $1,200,000

                               EBITDA CALCULATION

ANNUAL EBITDA                           PERCENTAGE TO BE PAID AS BONUS COMPENSATION
---------------------------  -----------------------------------------------------------------
$0-10,000,000                1% of EBITDA up to and including $10,000,000

Above $10,000,000            .75% of EBITDA above $10,000,000

        For purposes of this subsection, (i) net income is the net income of the Company and its consolidated subsidiaries determined in accordance with generally accepted accounting principles ("GAAP") as reflected in the Company's audited financial statements, excluding the effect of income taxes and including cash bonuses paid to any employee or consultant other than the Executive and 50% of goodwill amortization expense for such year, and (ii) EBITDA is the positive number equal to earnings (loss) of the Company and its consolidated subsidiaries determined in accordance with GAAP before interest, taxes, depreciation, amortization, nonrecurring items, and other income (expense) and including cash bonuses paid to any employee or consultant other than the Executive as determined from the Company's audited financial statements. The bonus hereunder shall be paid to Executive within thirty (30) days after the Company's independent auditors deliver the audited financial statements to the Board of Directors of the Company with respect to any fiscal year for which such bonus is earned. Any bonus to Executive hereunder shall be payable in cash.

2. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Agreement, taken together, shall constitute but one and the same instrument.

3. The balance of the Agreement and any amendments or addenda thereto not modified by this Amendment shall remain in full force and effect. This Amendment shall be effective upon the signatures of an officer of the Company and the Executive.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

SA TELECOMMUNICATIONS, INC.

                            /s/ PAUL R. MILLER
               -------------------------------------------
                              Paul R. Miller

  By:            /s/ JACK W. MATZ, JR.
        ---------------------------------------
                   Jack W. Matz, Jr.
          CHAIRMAN AND CHIEF EXECUTIVE OFFICER